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                                                                    EXHIBIT 99.1



NEWS RELEASE                                              MOHAWK
-----------------------------------------------------     INDUSTRIES, INC.

                                                          Post Office Box 12069
                                                          South Industrial Blvd.
                                                          Calhoun, GA 30703
For Release:  Immediately                                 (706) 629-7721

Contact:      John D. Swift, Chief Financial Officer


                       MOHAWK INDUSTRIES, INC. ANNOUNCES

                           FIRST QUARTER 2001 RESULTS

Calhoun, Georgia, April 16, 2001 - Mohawk Industries, Inc. (NYSE: MHK) today announced that net sales for the first quarter were $743,683,000 compared to $765,083,000 for the first quarter of 2000. Diluted earnings per share (EPS) was $0.51 per share or $27,206,000 in net earnings in the first quarter of 2001. This compares to EPS in the first quarter of 2000 of $0.61 per share or $33,997,000 in net earnings. Gross profit as percentage of net sales declined to 23.9% from 24.9%. The lower sales and earnings are attributable to declining industry shipments and the slowing economy. Recently published statistics on housing starts, building permits and existing home sales are all down when compared to the prior year. The lower gross profit percentage results from costs at higher than normal levels due to higher oil and energy costs, losses on the disposition of Crown Crafts obsolete inventory, and an unfavorable product mix. A price increase on selected items was implemented during March but had little impact on the quarter.

Selling, general and administrative expenses were slightly down at $124,420,000 in the current year compared to $124,857,000 in the prior year. This improvement was made even though costs were absorbed associated with the roll out of hard surface products to all regions. This investment is setting the foundation to support our move from being a carpet supplier to a total flooring supplier.

The Company's effective income tax rate is 37% in the current year compared to 39.5% in the prior year. This rate reduction results from tax planning strategies and is expected to continue at the lower rate into future periods.

In commenting on the first quarter performance, Jeffrey S. Lorberbaum, President and CEO, stated, "We are not satisfied with our results this quarter. The slower economy and rising energy costs continue to impact our business. We continue to expand the marketing programs to assist our dealers with the Ralph Lauren, Mohawk Floorscapes, and Mohawk Color Center programs as well as our brand advertising. Our new product introductions have been sampled earlier than in prior years and inventories to support them have been put in place. The hard surface infrastructure is being implemented and the category is growing as we anticipated. We
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are excited about all our hard surface products and believe that their success will add to long-term shareholder value.

As our stock price remains at levels below our expectations, we will continue the repurchase program previously authorized by our Board of Directors. During the first quarter, we purchased an additional 171,000 shares of our stock and we have purchased 8,916,000 shares since the inception of the program in September 1999. Even with our stock repurchase program and the roll out of our hard surface products, the Company's debt to total capitalization ratio improved from 43.9% at the end of 2000 to 42.8% this quarter. Finally, we are very pleased with the recognition we received recently in the financial press. We made both the Fortune 500 list (as number 491) and the Forbes 500 list (as number 468) when ranked by net sales. Even more impressive, we were named number one in our textile industry group by Fortune magazine."

The on-going deterioration in key economic statistics that influence the floorcovering industry along with the decline in the overall economy continue to have a negative impact on sales and margins. However, the Federal Reserve's recent reductions in interest rates and the proposed income tax reductions are both positive economic events. The Company continues to look for opportunities to grow its shareholder value through acquisitions, new products offerings and cost control. After considering all of these factors, the Company believes that EPS for the second quarter of 2001 will be below last year by 10% to 15% and the
third quarter of 2001 EPS will be below last year by 5% to 10%.   It is too
early to determine when an upturn will occur, but the industry historically leads economic cycles as consumers purchase flooring previously postponed.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to maintain its manufacturing capabilities, marketing strategies and distribution network. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; oil price increases; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.
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Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes wood, vinyl, carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

            There will be a conference call Tuesday, April 17, 2001
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                            at 11:00 AM Eastern Time
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                The telephone number to call is 1-800-603-9255.
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  A replay of the call will be available two hours after the completion of the
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  conference from 4/17/2001 through 4/22/2001. To access the call, please call
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 800-642-1687 or for local participants, call 706-645-9291 and enter Conference
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                                 I.D. # 749189.
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                                     #####
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MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
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                                                                              Three Months Ended
                                                               ------------------------------------------------
                                                                   March 31, 2001              April 1, 2000
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
Consolidated Statement of Earnings Data
(Amounts in thousands, except per share data)

Net sales                                                            $ 743,683                   765,083
Cost of sales                                                          565,658                   574,520
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    Gross profit                                                       178,025                   190,563
Selling, general and administrative expenses                           124,420                   124,857
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    Operating income                                                    53,605                    65,706
Interest expense                                                         8,952                     8,740
Other expense, net                                                       1,469                       773
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    Earnings before income taxes                                        43,184                    56,193
Income taxes                                                            15,978                    22,196
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    Net earnings                                                     $  27,206                    33,997
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Basic earnings per share                                             $    0.52                      0.61
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Weighted-average common shares outstanding                              52,361                    55,611
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Diluted earnings per share                                           $    0.51                      0.61
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Weighted-average common and dilutive potential common
    shares outstanding                                                  52,970                    56,097
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Other Financial Information
(Amounts in thousands)

Depreciation & amortization                                          $  20,943                    20,875
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Capital expenditures                                                 $  11,697                    18,059
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Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                   March 31, 2001              April 1, 2000
                                                               -----------------------      -------------------
ASSETS
Current assets:
    Receivables                                                      $  389,042                   371,329
    Inventories                                                         621,308                   553,267
    Prepaid expenses                                                     21,818                    14,985
    Deferred income taxes                                                66,474                    76,628
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        Total current assets                                          1,098,642                 1,016,209
Property, plant and equipment, net                                      641,669                   626,276
Other assets                                                            117,970                   119,215
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                                                                     $1,858,281                 1,761,700
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LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                                $  203,635                    33,920
    Accounts payable and accrued expenses                               422,756                   420,400
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        Total current liabilities                                       626,391                   454,320
Long-term debt, less current portion                                    378,310                   572,074
Deferred income taxes and other long-term liabilities                    75,946                    53,975
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        Total liabilities                                             1,080,647                 1,080,369
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Total stockholders' equity                                              777,634                   681,331
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                                                                     $1,858,281                 1,761,700
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Dates for Future Press Releases and Conference Calls:

                         Press Release       Conference Call
1st Qtr. 2001            April 16            April 17           11:00 a.m. (800-603-9255)
2nd Qtr. 2001            July 16             July 17            11:00 a.m.       "
3rd Qtr. 2001            October 15          October 16         11:00 a.m.       "
4th Qtr. 2002            February 7          February 8         11:00 a.m.       "

Conference call replay is (800) 642-1687 and is available for five days after the conference call. Enter conference ID number 749189.

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